       As filed with the Securities and Exchange Commission on August 1, 2002.

                                               Registration No._______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       PRECISION OPTICS CORPORATION, INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  MASSACHUSETTS
-------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2795294
-------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                       22 EAST BROADWAY, GARDNER, MA 01440
-------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                               1997 INCENTIVE PLAN
-------------------------------------------------------------------------------
                            (Full Title of the Plan)

                               JACK P. DREIMILLER
           SENIOR VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                       PRECISION OPTICS CORPORATION , INC.
                                22 EAST BROADWAY
                          GARDNER, MASSACHUSETTS 01440
-------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (978) 630-1800
-------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                  Please send copies of all communications to:
                              PATRICK O'BRIEN, ESQ.
                                  ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 951-7000

                         CALCULATION OF REGISTRATION FEE


======================== ====================== ====================== ====================== ======================
                                                  Proposed Maximum       Proposed Maximum
Title of Securities to       Amount To Be        Offering Price Per     Aggregate Offering          Amount of
     be Registered          Registered (1)            Share (2)              Price (2)        Registration Fee (3)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock -           675,000 shares             $0.275-$12.50            $592,306                  $55
$.01 Par Value
======================== ====================== ====================== ====================== ======================


(1) The Registrant previously registered 525,000 shares issuable pursuant to awards granted under its 1997 Incentive Plan on October 29, 1999 by filing a Registration Statement on Form S-8 (File No. 333-89989). This filing is solely to register 675,000 additional shares which may be issued pursuant to awards granted under the Registrant's 1997 Incentive Plan.

(2) Of the 675,000 shares to be registered hereunder, (a) 11,900 shares are subject to options at an exercise price of $12.50 per share, (b) 25,000 shares are subject to options at an exercise price of $5.50 per share, (c) 10,000 shares are subject to options at an exercise price of $4.1875 per share, (d) 28,400 shares are subject to options at an exercise price of $1.19 per share, (e) 25,000 shares are subject to options at an exercise price of $0.76 per share, (f) 104,600 shares are subject to options at an exercise price of $0.70 per share, and (g) 22,500 are subject to options at an exercise price of $0.67 per share. An offering price of $0.275 per share for the remaining 447,600 shares not described above has been estimated, pursuant to Section 457(c) and (h) on the basis of the average of the high and low prices of shares as reported by the Nasdaq SmallCap Market on July 31, 2002, solely for the purpose of calculating the registration fee.

(3) The Registrant previously paid $444 on October 29, 1999 in connection with the filing by the Registrant of a Registration Statement on Form S-8 (File No. 333-89989) to register 525,000 shares of the Registrant's common stock. The registration fee is for the 675,000 additional shares being registered herewith. The registration fee consists of: (a) $13.69 in respect of 11,900 shares subject to options at an exercise price of $12.50 per share, (b) $12.65 in respect of 25,000 shares subject to options at an exercise price of $5.50 per share, (c) $3.86 in respect of 10,000 shares subject to options at an exercise price of $4.1875 per share, (d) $3.11 in respect of 28,400 shares subject to options at an exercise price of $1.19 per share, (e) $1.75 in respect of 25,000 shares subject to options at an exercise price of $0.76 per share, (f) $6.74 in respect of 104,600 shares subject to options at an exercise price of $0.70 per share,
(g) $1.39 in respect of 22,500 shares subject to options at an exercise price of $0.67 per share, and (h) $11.33 in respect of the remaining 447,600 shares.

                      REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement on Form S-8 is being filed by Precision Optics Corporation, Inc. (the "Company") pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 675,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to awards that are granted under the Company's 1997 Incentive Plan (the "Plan"). A total of 525,000 shares of Common Stock issuable pursuant to awards granted under the Plan have been previously registered pursuant to the Company's Registration Statement on Form S-8 (File No. 333-89989) filed with the Securities and Exchange Commission on October 29, 1999. The contents of that Registration Statement are hereby incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company hereby incorporates herein by reference the following documents of the Company:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission (the "Commission") on September 21, 2001;

(b) Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001, as filed with the Commission on November 14, 2001;

(c) Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001, as filed with the Commission on February 8, 2002;

(d) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002, as filed with the Commission on May 7, 2002;

(e)      Current Report on Form 8-K, as filed with the Commission on July 16,
         2002;

(f)      Current Report on Form 8-K, as filed with the Commission on July 2,
         2002;

(g)      Current Report on Form 8-K, as filed with the Commission on April 30,
         2002;

(h)      Current Report on Form 8-K, as filed with the Commission on April 4,
         2002;

(i)      Current Report on Form 8-K, as filed with the Commission on January 30,
         2002;

(j)      Current Report on Form 8-K, as filed with the Commission on October 16,
         2001;

(k) Definitive Proxy Statement on Schedule 14A, as filed with the Commission on October 15, 2001; and

(l) The description of the Company's Common Stock included in the Registrant's Registration Statement on Form S-1 (No. 33-43929).

         All documents subsequently filed by the Company pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and a part hereof from the date of filing of such documents.

             INFORMATION REGARDING FINANCIAL STATEMENTS INCROPORATED
                  BY REFERENCE INTO THIS REGISTRATION STATEMENT

         Section 11(a) of the Securities Act of 1933 (the "Securities Act") provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

         The Company's financial statements included in the Company's annual report on Form 10-KSB for the year ended June 30, 2001, which are incorporated by reference in this Registration Statement, were audited by Arthur Andersen LLP ("Andersen"). On July 1, 2002, the Company dismissed Andersen as its independent accountants. This action was approved by the Company's Board of Directors and Audit Committee. The Company has been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the Securities Act permits this Registration Statement to be filed without a written consent from Andersen. Because of the absence of such written consent from Andersen, a person acquiring shares pursuant to this Registration Statement will not be able to assert claims against Andersen under Section 11(a) of the Securities Act of 1933 for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated herein.

ITEM 8.  EXHIBITS.
         --------

EXHIBIT NUMBER       TITLE OF EXHIBIT
4.2                  Articles of Organization of the Registrant

5.1                  Opinion of Ropes & Gray

23.1 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act)

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this Registration Statement)

24                   Power of Attorney (included on Signature Page)

               [Remainder of this page intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gardner, Massachusetts on this 1st day of August, 2002.


                                      PRECISION OPTICS CORPORATION, INC.

                                      By: /s/ RICHARD E. FORKEY
                                          -------------------------------------
                                          Richard E. Forkey
                                          Chairman, Chief Executive Officer and
                                          President

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Precision Optics Corporation, Inc., hereby severally constitute and appoint Richard E. Forkey and Jack P. Dreimiller and each of them singly, as true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including any post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all things in our names and on our behalf in such capacities to enable Precision Optics Corporation, Inc. to comply with the provisions of the Securities Act of 1993, as amended, and all applicable requirements of the Securities and Exchange Commission, and hereby ratify and confirm our signatures as may be signed by said attorneys, or either of them, to any and all such amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                             CAPACITY                            DATE
---------                                             --------                            ----
/s/ RICHARD E. FORKEY                                 Chairman of the                     August 1, 2002
--------------------------------------------          Board of Directors,
Richard E. Forkey                                     Chief Executive Officer
                                                      and President
                                                      (principal executive officer)


/s/ JACK P. DREIMILLER                                Senior Vice President,              August 1, 2002
--------------------------------------------          Finance, Chief Financial
Jack P. Dreimiller                                    Officer and Clerk (principal
                                                      financial and accounting
                                                      officer)


/s/ EDWARD A. BENJAMIN                                Director                            August 1, 2002
--------------------------------------------
Edward A. Benjamin


                                       3


/s/ H. ANGUS MACLEOD                                  Director                            August 1, 2002
--------------------------------------------
H. Angus Macleod


/s/ AUSTIN W. MARXE                                   Director                            August 1, 2002
--------------------------------------------
Austin W. Marxe


/s/ JOEL R. PITLOR                                    Director                            August 1, 2002
--------------------------------------------
Joel R. Pitlor


/s/ ROBERT R. SHANNON                                 Director                            August 1, 2002
--------------------------------------------
Robert R. Shannon


                                  EXHIBIT INDEX

EXHIBIT NUMBER       TITLE OF EXHIBIT
4.2                  Articles of Organization of the Registrant

5.1                  Opinion of Ropes & Gray

23.1 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act)

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this Registration Statement)

24                   Power of Attorney (included on Signature Page)